Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the proposed registration by Sanofi under the U.S. Securities Act of 1933, as amended, of debt securities to be issued, from time to time, by Sanofi (the “Debt Securities”).  Such Debt Securities will be registered on a registration statement on Form F-3 (the “Registration Statement”) and filed with the U.S. Securities and Exchange Commission (the “SEC”).

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints each of Christopher Viehbacher, Jérôme Contamine and Karen Linehan as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign the Registration Statement and any and all amendments and post-effective amendments thereto and to file the same, with exhibits thereto and any and all other documents that may be required in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitutes therefore, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date	Signature	Title

/s/ Serge Weinberg
March 5, 2013	Serge Weinberg	Chairman of the Board of Directors

/s/ Christopher Viehbacher
March 5, 2013	Christopher Viehbacher	Chief Executive Officer (principal executive officer) and Director

/s/ Jérôme Contamine
March 5, 2013	Jérôme Contamine	Executive Vice President, Chief Financial Officer (principal financial officer)

/s/ Laurent Gilhodes
March 5, 2013	Laurent Gilhodes	Vice President, Group Accounting and Asset Valuation (principal accounting officer)

/s/ Laurent Attal
March 5, 2013	Laurent Attal	Director

, 2013	Uwe Bicker	Director

/s/ Robert Castaigne
March 5, 2013	Robert Castaigne	Director

/s/ Thierry Desmarest
March 5, 2013	Thierry Desmarest	Director

/s/ Lord Douro
March 5, 2013	Lord Douro	Director

/s/ Jean-René Fourtou
March 5, 2013	Jean-René Fourtou	Director

/s/ Claudie Haigneré
March 5, 2013	Claudie Haigneré	Director

, 2013	Igor Landau	Director

/s/ Suet-Fern Lee
March 5, 2013	Suet-Fern Lee	Director

/s/ Christian Mulliez
March 5, 2013	Christian Mulliez	Director

/s/ Carole Piwnica
March 5, 2013	Carole Piwnica	Director

/s/ Klaus Pohle
March 5, 2013	Klaus Pohle	Director

/s/ Gérard Van Kemmel
March 5, 2013	Gérard Van Kemmel	Director

/s/ Gregory Irace
February 22, 2013	Gregory Irace	Authorized Representative in the United States